Exhibit 5.1

January 26, 2006

Traffic.com, Inc.

851 Duportail Road

Wayne, Pennsylvania 19087

Ladies and Gentlemen:

We are acting as counsel to Traffic.com, Inc., a Delaware corporation (the Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), of up to 4,261,372 shares of Common Stock, $0.01 par value per share (the “Shares”), of the Company, issuable under the Company’s 1999 Long-Term Incentive Plan, the 1999 Non-Employees Stock Plan and the 2005 Long-Term Incentive Plan (collectively, the “Plans”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.  We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that, when the terms of the issuance and sale of the Shares have been duly established in conformity with the Company’s Certificate of Incorporation and the applicable Plans, the Shares, when duly issued and paid for as contemplated in the applicable Plans and any applicable agreements relating thereto, and assuming compliance with the Act, will be validly issued, fully paid and non-assessable.

We are members of the bar of the State of New York.  We do not purport to be experts in, and do not express any opinion on, any laws other than (1) the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, (2) the law of the State of New York and (3) the Federal law of the United States of America.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Interests of Named Experts and Counsel” in the Prospectus contained in the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling